EXHIBIT 10.5


                    AS TRANSLATED FROM THE ORIGINAL CHINESE.





                         TEDA INTERNATIONAL CLUB TIANJIN

                        OPERATION AND MANAGEMENT CONTRACT







                                 TIANJIN, CHINA

                                   APRIL 2002

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                                    CONTENTS

Chapter 1    General Principles
Chapter 2    Facilities and Scope of Committed Operation and Management Contract
Chapter 3    Responsibilities and Scope of the Management Company
Chapter 4    Commitments and Guarantees of the Management Company
Chapter 5    Rights and Responsibilities of the Property Owner
Chapter 6    Financial and Operational Management
Chapter 7    Human Resources Management
Chapter 8    Responsibilities on the Breaches and Termination of Contract
Chapter 9    Supplementary Rules


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CHAPTER 1   GENERAL PRINCIPLES

According to the Laws and Statutes of the People's Republic of China, Tianjin Yide Real Estate Company Limited ("the Property Owner") located at the Tianjin Economic and Technology Development Zone of the People's Republic of China and Teda Hotels Management Company Limited ("the Management Company"), after friendly negotiations, agree to appoint the Management Company who shall be solely responsible for the management matters of the Teda International Club Tianjin ("the Hotel") and the building management matters of the Tianjin Teda International Apartments. Both parties agree to terms and conditions as stated in this contract.

Rule 1: The Property Owner agrees to appoint the Management Company who will be solely responsible for all management matters for the Hotel under its authorization according to terms and responsibilities listed in this contract. The Management Company agrees to accept the appointment by the Property Owner according to the terms and responsibilities listed in this contract. Both parties agree to name the Hotel as "Teda International Club Tianjin". Both parties shall adopt the Company Image and logo of the Tianjin Teda International Hotels Management Company Limited during the contracted period.

Rule 2: The objective of the Property Owner is to benefit from the management methods and experience of the Management Company in elevating and meeting the Hotel's services quality, establishing the management methods and deriving satisfactory economic returns through the appointment.

Rule 3: The parties recognized that the Management Company shall not change the nature of the Hotel as well as all the property ownership of the Property Owner.

Rule 4: The Management Company shall manage the Hotel thoroughly in accordance with terms and conditions during the management period.

Rule 5: During the management period stated in this contract, the Property Owner shall have 100% of the property ownership of the Hotel, including all its additional or newly constructed facilities listed in this contract.

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CHAPTER 2   FACILITIES AND SCOPE OF COMMITTED OPERATION AND MANAGEMET CONTRACT

Rule 6: Address of the Hotel: No. 2 to 7 Fukang Road, Nankai District, Tianjin, China.

The Hotel facilities include the followings:
      Basement 2nd floor: car parking places and supporting services areas Basement 1st floor: car parking places and supporting services areas 1st floor: lobby, restaurant, bar, VIP room, conference room, reading room, and supporting services area.
      2nd floor: restaurant, bar, KTV, snooker hall, chess and card playing room, visual and audio room, and supporting services areas
      3rd floor: 35 guests rooms and supporting services areas.
      4th floor: 15 guests rooms, fitness centre, restaurant, entertainment district and supporting services areas.
      5th floor: SPA facilities, beauty salon, swimming pool and supporting services arrears.
      6th floor: staff quarters, office and Teda International Apartments

CHAPTER 3   RESPONSIBILITIES AND SCOPE OF THE MANAGEMENT COMPANY

Rule 7: The Management Company shall be responsible for preparing all works before the Hotel begin operation, including the establishment of the management department(s) and all staff arrangements. The remuneration of the staff shall be included in the construction financial budget of the Hotel with the approval of the Property Owner. The professional services and consultation fees related during the construction process shall be included in the construction financial budget with the approval of the Property Owner.

Rule 8: The basic principle of the Management Company is to provide all the hotel guests with the four-star international hotel services. The Management Company shall follow the regulations and requirements of the Property Owner within 180 days, upon the effective date of this contract, establish the management system and regulations. At the same time, it shall prepare guidance for using the Hotel's facilities and clear management standards for the Hotel's services. Execution of any regulations and managements standards shall be made after the approval by the Property Owner. Any significant operating regulations and standards shall become effective within 90 days.

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Rule 9:     The Management Company shall follow the management standard, shall plan the on-job trainings, applying and enforcing the regulations in accordance management standards. It shall ensure the all the training is completed. Basically, all staff shall be trained locally. However, with the permission from the Property Owner, part of training courses can be taken place either in China or an overseas location where necessary.

Rule 10: To establish the Company Image, all the facilities, wares, utensils, equipments, uniform and symbols shall be marked with the logo of the Hotel. The external marketing materials including mass media advertisements may use the name of the Management Company.

Rule 11: The Management Company shall report to the Property Owner on a monthly basis. A quarterly managerial report shall be submitted for 3 months then ended, reporting on matters of administration, personnel affairs, financial management, status of equipment etc. If the economic returns of the Hotel has large discrepancies with the budget, then the Property Owner shall discuss with the Management Company the necessary policies and solutions.

Rule 12: The Management Company shall submit monthly financial statement before the 15th of every month (including the balance sheet and income statement) for the verification and examination of the Property Owner. The Management Company shall submit the annual financial statements consisting of a balance sheet and profit and loss statement of the previous fiscal year before the end of the second month in the year of the verification, for the examination and final approval of the Property Owner. The Management Company shall submit the financial budget for the next year for the verification and approval from the Property Owner before December each year. If the Property Owner and the Management Company cannot reach any mutual agreement after the Property Owner has received the budget for four weeks, then the Management Company can use the existing financial budget of the previous year by adding the inflation rate during the negotiating period. The inflation rate is based on the figures announced by the Statistics Council of Tianjin. The Property Owner shall notify the Management Company in writing for any financial queries, verification or auditing of the financial books and records 7 days before any process can be arranged.

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Rule 13:    The Management Company shall set the prices for the hotel services according to the national standards in China. Any significant changes must be approved by mutual agreement.

Rule 14: The Hotel facilities shall be newly acquired or changed with proposals presented by either the Property Owner or the Management Company under the actual operating circumstances. The Management Company shall be responsible to enforce the proposal after the Property Owner makes the decision. The Management Company shall be responsible for protecting the facilities, maintaining their best possible status for usage. The Management Company shall be liable for the Hotel's guests' litigation resulting from damage of the facilities, except when the Property Owner does not agree to repair the damaged facilities or when the Management Company is not responsible for the damages to the facilities.

Rule 15: The Management represents the Property Owner with respect to contractual obligations with all third parties on the Hotel's managerial matters, inclusive but not limited to local or overseas suppliers (raw materials, food, drinks, fruits, vegetables, meats, utensils, kitchen wares, tableware, uniforms, fitness equipment, entertainment supplies, electronics equipment, furniture and fixtures, decorative materials), obtaining professional consultation services and advices from the national department and councils.

Rule 16: The Management Company shall enhance its quality of services according to the Hotel guests' opinion(s). The Management Company shall report to the Property Owner on any potential significant compensation(s). Both the Property Owner and the Management Company must ensure that all potential litigations are properly resolved.

CHAPTER 4   COMMITTMENTS AND GUARANTTEES OF THE MANAGEMENT COMPANY

Rule 17: The Management Company shall commit and guarantee that the managerial activities is in compliance with the national laws, statutes and regulations, such as public order and security, fire safety, environmental protection, hygiene and epidemic prevention, labour laws, following the instructions and administration of the national executive department. The Management Company shall ensure its responsibilities and utmost efforts to protect the legal rights of the Property Owner.

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Rule 18:    The Management Company shall commit and agree to follow the terms and conditions stated in this contract in order to maintain the managerial standards and protect the interests of the Property Owner.

CHAPTER 5   RIGHTS AND RESPONSIBILITES OF THE PROPERTY OWNER

Rule 19: The Property Owner shall be responsible for the application of the all approval documents and licenses and the provision of all the documents required by the Hotel (including the Approval Documents for Entertainment Places). The Property Owner shall provide these documents within a reasonable time so that the Management Company can enforce its terms stated in this contract. The Property Owner shall also be responsible for registering and obtaining the approval of this contract from the relevant departments.

Rule 20: The Property Owner shall conduct management meetings on a fixed or random basis, to listen, consider and make recommendations based on the business activity reports provided by the Management Company. The routine management meeting shall be held every 4 months on regular basis. Property Owner shall notify the Management Company 14 days in advance of the regular and any ad-hoc management meetings. It shall provide the Management Company with written records and minutes on the matters resolved.

Rule 21: The Property Owner shall follow the approved financial budget for the year, providing the Management Company with the operating capital for the year (at least two months of working capital). The Property Owner shall deposit the cash for the working capital into the Hotel's bank account with the agreement of the Management Company in order to ensure that terms of this contract shall be enforced effectively.

Rule 22: The Property Owner shall provide the Hotel with all the essential operating materials and fixed assets 14 days before the trial opening date. All the quantities provided must not be less than the minimum usage level for ensuring the Hotel's proper operation. The initial costs of the operating materials for the first time shall be treated as preliminary expenses or organization expenses. The operating materials include all kinds of uniforms, textile products made of garments, grasses and cotton, glasses, utensils and ware, china wares, silver wares, other table wares and kitchen wares, except those that are regarded as fixed assets and will be depreciated according to the National regulations.

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Rule 23:    The remuneration and the welfare expenses of the managerial and basic staff, office expenses, training expenses, advertising and marketing expenses during the construction periods shall be regarded as preliminary costs with the approval of the Property Owner. The Property Owner shall bear all these expenses.

Rule 24: The Property Owner shall be responsible for all the Hotel's economic liabilities. The Management Company's role is only that of an employee of the Property Owner, managing the Hotel on behalf of the Property Owner. If all the legal business activities and relevant expenses related to management on behalf of the Property Owner, the Management Company is not subjected to any economic or legal liabilities.

CHAPTER 6   FINANCIAL AND OPERATIONAL MANAGEMENT

Rule 25: The Property Owner shall pay the Management Company HK$89,000.00 monthly for consultation services provided as preliminary expenses during the developmental and construction period. The preliminary period of development shall last from the date of the contract to July 2002. With this exception, the Property Owner is not subjected to pay any other management expenses incurred owing to the development period to the Management Company. These management expenses include the traveling, accommodation, remuneration and welfare expenses, for the consultation services charges of the Management Company. However, any direct expenses related to the remuneration and welfare expenses of the staff related to the development and construction, office expenses, training expenses, marketing and advertising expenses as well as managerial staff and general staff employed during the developing period shall be regarded as the preliminary expenses of the Hotel. The expenses concerning with the Hotel or any other expenses like remuneration and welfare of the any managerial and general staff or related expenses incurred from any joint projects shall be settled by the Hotel. All the operating revenues shall be deposited into the bank account of the Hotel. All legal costs shall be paid out of the Hotel's bank account.

Rule 26: The Property Owner shall pay the Management Company 3% of the hotel's total revenues as management fees. The total revenue of the Hotel shall include income from other joint venture projects for other departments and management fees of the real estate project. The management fees shall be settled every month after the presentation of the monthly statement.

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Rule 27:    A 4% of the annual operating profits will be calculated as the incentive bonus for the Management Company. Depreciation of fixed assets, amortisation of preliminary expenses, bank loan interests, insurance of fixed assets, profits tax and management fees of the Management Company shall be excluded from operating profits in the calculation of the incentive bonus.

Rule 28: The management fee and incentive bonus shall be paid when the Management Company has submitted the Hotel's financial statements of the previous month to the Property Owner after the expiration of 7 days.

Rule 29: At the end of every fiscal year, the Management Company shall submit an audited report of the previous fiscal year's financial reports signed by a registered public accountant in China. Any adjustments to the management fees or incentive bonus shall be settled within 21 days.

Rule 30: Apart from the management fees, other operating expenses of the Hotel paid on behalf of the Property Owner shall be submitted together with the monthly financial statements of the Management Company. The Property Owner shall settle these expenses within 7 days after verification.

Rule 31: If the Hotel is unable to settle the management fees on a timely basis, the Property Owner shall have the responsibility to settle the outstanding debt. This deduction shall not be applicable for the adjustment made to management fees at the end of the financial year.

CHAPTER 7   HUMAN RESOURCES MANAGEMENT

Rule 32: All hotel staff is under the employment of the Property Owner. The Management Company can employ, promote, transfer or dismiss any hotel staff (including top managers) on behalf of the Property Owner. The Property Owner shall be responsible for the remuneration, welfares and all other economic and legal liabilities of all the employees.

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Rule 33:    The Management Company has the right to take appropriate action or terminate any employee of poor performance or who have breached the Hotel's staff regulations.

Rule 34: The Management Company shall set up the hotel departmental unit(s) and management system(s) with the approval of the Property Owner.

Rule 35: Employing staff: After the execution of this contract, the Property Owner shall authorize the Management Company to commence employing staff for the hotel. The Management Company shall interview and examine the candidates on behalf of the Property Owner. The position of General Manager shall obtain prior approval from the Property Owner. With this exception, the Management Company has the authority to issue employment contract to the appropriate candidates for all other positions.

Rule 36: Overseas staff or staff from other Province(s): After the execution of this contract, the Property Owner shall authorize the Management Company to hire any staff outside China or from other provinces (outside staff) to assist in the establishment of the management systems. The remuneration of the outside staff shall be paid monthly net of tax paid plus the incentive bonus paid at the end of the year. The other fringe benefits shall follow the standards and regulations of the Teda Hotels Management Company Limited. The remuneration paid shall be recorded as operating expenses of the Hotel.

            (1) Five staff shall be employed in the initial stage. The number of outside staff shall subsequently reduce according to the change in managerial staff needs.
            (2) The remuneration and welfare of the staff employed outside shall be similar to the employment policy set up for the Hotel by the Management Company with the prior approval of the Property Owner. The remuneration, welfare and labour policy of the Hotel shall follow the "Labour Management Regulations for the Joint-Venture Corporation in the People's Republic of China" and its enforcement regulations.
            (3) With the assistance of the Management Company, the Property Owner shall be responsible for applying for China Travel Visa and Stay or Working Permit on behalf of the staff employed from outside China. The Hotel shall pay the hotel accommodation expenses for the staff. These expenses shall be recorded as operating expenses of the Hotel.
            (4) The relevant costs of human resources planning in the Trial Opening Day for the Hotel, including inviting and entertaining the important persons of the Hotels, shall be treated as preliminary expenses. These expenses shall be treated as operating expense of the Hotel if they are incurred after the Trial Opening Day.

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CHAPTER 8   RESPONSIBILITIES ON BREACHES AND TERMINATION OF CONTRACT

Rule 37: If any party of this contract is in breach of the rules stated hereby resulting in the non execution of this contract, the party in breach of this contract shall be responsible for the liabilities. If both parties are in breach of this contract, both parties are subject to liabilities according to the actual circumstances.

Rule 38: If the Management Company cannot complete the management plan within 3 years or an operating loss is incurred, (Remarks: definition of operating profits is explained according to the general accounting principles and standards of the Hotel and Foods and Beverages which means, the total operating revenues after deducting the direct raw materials, direct operating taxes, direct staff salaries costs, administrative costs, electricity and fuel expenses, management fees of the Management Company, marketing and advertising costs, repair costs etc but before deducting the profits, depreciation of fixed assets, amortization of preliminary expenses, bank loan interest expenses, reservation fund, corporate development fund, staff incentives and welfare fund etc), both parties have the rights to terminate this contract.

CHAPTER 9   SUPPLEMENTARY RULES

Rule 39: The Management Company shall submit the management proposal and the financial budget of the Hotel after this contract becomes effective but before the operation of the Hotel. After approval of the Property Owner, the Management Company shall execute the contract. The management and financial budget are included as part of this contract. The management plan and financial budget can be adjusted or amended according.

Rule 40: The Hotel shall take out insurance coverage through the People's Republic of China Insurance Company or any other authorized insurance companies in China. The categories and sums insured shall follow the Insurance Regulations in China. The Property Owner shall responsible for implementing the insurance policy. The insurance of property and for third party accidents shall be paid directly by the Property Owner and insurance for all other categories shall be paid for through the Hotel's bank account.

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Rule 41:    If the Property Owner intends to transfer its shareholding rights, the Management Company has the priority to acquire the sale shares. The price of the transfer shares shall be decided by negotiations between both parties.

Rule 42: If either party cannot complete his responsibilities in the contract because of uncontrollable forces, the affected party shall notify the other by telegram or with valid documents, explaining the reasons of delay in fulfilling all or part of this contract, or delaying the execution of this contract within 15 days. The affected party shall produce a valid document certified by the local department where the uncontrollable forces took place. Both parties shall decide whether or not to terminate or partially waived the responsibilities of this contract in accordance with the consequences suffered by the affected party.

Rule 43: The establishment, effectiveness, definitions, execution and arbitrations shall be subjected to the law of the People's Republic of China.

Rule 44: The Property Owner and Management Company shall through friendly negotiation resolve any disputes arising from the enforcement of this contract or other matters concerning with this contract. If any disputes cannot be settled by negotiations, either party can dissolve the dispute through arbitration at the local People's Courts. During the period of arbitration, the parties shall continue their own duties and responsibilities according to the terms stated in this contract without any delay unless their duties cannot be executed.

Rule 45: This contract is written in Chinese, in six copies. The Property Owner shall keep three copies; the Management Company shall keep two copies and the Notary Department of Tianjin shall keep one copy.

Rule 46 This contract shall become effective after its execution by the authorized representatives and stamping of company chop. The validity of the contract is 10 years upon the signing of this contract from 1st May 2002 to 30th April 2012. After the termination of this management contract, the Property Owner cannot use the Company Image and logo of Tianjin Teda International Hotels Management Company Limited. The terms of this contract may be extended or a further one year before its expiry.

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Rule 47     All the supplementary documents of this contract cannot be separated from this contract.

Rule 48 The Property Owner and the Management Company shall notify each other in respect of all the matters relating to the rights and interests in writing. The notification(s) shall state if the party is communicating through other means, such as by telegram or fax. The registered office addresses of the Property Owner and the Management Company shall be regarded the legal correspondence addresses.

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
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Property Owner:                                         Management Company:
Tianjin Yide Real Estate Company Limited                Teda Hotels Management Company Limited
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Correspondence address: No. 8, the Second Avenue,       Correspondence address: Room 1801, Chinachem
Economic Technology Development Zone, Tianjin, China.   Johnston Plaza, 178 Johnston Road, Wanchai,
                                                        Hong Kong.
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Fax: (022) 2532-4913                                    Fax: (852) 2295-6977
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Authorized signature: Chang Zhi Ying                    Authorized signature: Godfrey Hui Chin Tong



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Company Chop                                            Company Chop



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Date: 29th April 2002.                                  Date: 29th April 2002.
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